                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            _______________________


                                   FORM 8-K

                                CURRENT REPORT

                            _______________________

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               January 15, 2002


                               Belmont Bancorp.
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            (Exact Name of Registrant as Specified in its Charter)


                                     Ohio
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                (State or Other Jurisdiction of Incorporation)


             0-12724                                     34-1376776
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    (Commission File Number)               (I.R.S. Employer Identification No.)


       325 Main Street, Bridgeport, Ohio                   43912
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    (Address of Principal Executive Offices)             (Zip Code)


Registrant's Telephone Number, Including Area Code:       (740) 695-3323



                                   NO CHANGE
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events
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     On January 15, 2002, the Circuit Court of Ohio County, West Virginia,
approved a comprehensive settlement which results in the termination of five cases resulting from losses incurred from loans to Schwartz Homes, Inc. and customers of Schwartz Homes, Inc. Under the settlement, the claims asserted in the derivative action captioned James J. Fleagane v. Belmont Bancorp, et al., Case No. 99-C-476 (Circuit Court, Ohio County, West Virginia), have been settled in exchange for a gross payment to Belmont Bancorp (the "Company") of $5,650,000. Progressive Casualty Insurance Company ("Progressive") will pay $3,000,000 of this amount under a directors and officers policy and eleven current and former directors will pay another $2,650,000. After payment of plaintiff's attorneys fees and expenses, the Company should recover approximately $3,400,000.

     Under the comprehensive settlement, the Company will also be paid $675,000 by Progressive on a fidelity bond. In addition, the Company has settled claims asserted by J. Vincent Ciroli, Jr., the Company's former President, and William
P. Wallace, the Company's former Chief Operating Officer. Under the settlement, Mr. Ciroli and Mr. Wallace will receive the funds held in their deferred compensation plans and will be paid a portion of their defense costs.

     The comprehensive settlement will result in the dismissal, with prejudice, of the following cases.

          1. James J. Fleagane v. Belmont Bancorp, et al., Case No. 99-C-476 (Circuit Court, Ohio County, West Virginia;

          2. J. Vincent Ciroli v. Belmont Bancorp, Case no. 01-CV-237 (Belmont County Common Pleas Court);

          3. Progressive Casualty Insurance Company v. Belmont Bancorp, et al., Case No. 99-CV-1352 (U.S. District Court, Southern District of Ohio); and

          4. Belmont National Bank v. William Wallace, Case No. 01-CV-273 (U.S. District Court, Southern District of Ohio).

     In addition, in the action captioned Greentree Financial Servicing Corp. v. Schwartz Homes, Inc., et al., Case no. 1999 C.V. 40170 (Tuscarawas County,
Ohio), the Company obtained a judgment against Steven Schwartz in the amount of $25,000,000. Mr. Schwartz filed personal bankruptcy in May, 2001. The Company does not expect to receive any payment on the judgment. As part of the global settlement, all other claims will be dismissed with prejudice, except that certain consumer claims were dismissed without prejudice and may be refiled.

     In a Press Release issued January 15, 2002, Wilbur R. Roat, President and Chief Executive Officer of the Company, stated as follows: "Although we do not anticipate any proceeds from the Schwartz judgment, the Fleagane derivative action will result in some recovery to the bank. The most important result, however, is that Belmont National Bank will substantially reduce its legal costs and get back to the business of banking. This bank has been serving our communities for 156 years. Now that these lawsuits are resolved, we are confident in our ability to restore profitability, increase shareholder value and continue serving local families and businesses."


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BELMONT BANCORP



Dated January 17, 2002              By: /s/ Jane Marsh
                                        -----------------------------
                                        Jane Marsh, Secretary and Principal
                                                    Financial and Accounting
                                                    Officer